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                                                                EXHIBIT F








	March 18, 1996




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

	RE:	Consolidated Natural Gas Company, et al.,
		SEC File Number 70-8667

Dear Sirs:

	The following opinion is rendered in accordance with the requirements of Exhibit F to Form U-1 of the Securities and Exchange Commission ("SEC") with respect to the transactions proposed by Consolidated Natural Gas Company ("Consolidated"), a Delaware corporation, and its various subsidiary companies ("Subsidiaries") in the application-declaration at SEC File No. 70-8667, as amended ("Application"). Such proposed transactions encompass up to $7 billion in Consolidated external financing, $1.5 billion in intra-system financing, and up to $2 billion in parent company guarantees.

	I have examined the certificate of incorporation and bylaws of Consolidated, the corporate minutes relating to the proposed approximate five year financing authorization of Consolidated and its Subsidiaries ending on March 31, 2001, the Application, and such other documents as I have deemed necessary for the purpose of rendering this opinion. I have also relied upon information provided by counsels for the Subsidiaries respecting the transactions proposed by each such Subsidiary in the Application. It is anticipated that most of the financings between Consolidated and its Subsidiaries will hereafter occur pursuant to the exemptive provisions of recently expanded Rule 52 under the Public Utility Holding Company Act of 1935.





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	Based on such examination and information and relying thereon, I am of the opinion that when the SEC shall have permitted the Application to become effective and any state filings and approvals indicated as required by counsel for the Subsidiaries are obtained, all requisite action will have been taken by Consolidated and its Subsidiaries which are parties to the Application, except the actual carrying out thereof.

	In the event the proposed transactions are consummated in accordance with the Application, I am of the opinion that:

		(a)	All state laws applicable to the proposed transactions will have been complied with;

		(b)	Consolidated and the Subsidiaries are validly organized and duly existing;

		(c)	(i)	The short-term debt and long-term debt of Consolidated
proposed to be issued and sold during the five year
authorization period of the Application will be valid and
binding obligations in accordance with their terms;

            (ii) The capital stock of Consolidated proposed to be issued and sold during the five year authorization period of the Application will be validly issued, fully paid and nonassessable, and the holders dthereof will be entitled to the rights and privileges appertaining thereto in the charter or other document defining such rights and privileges;

            (ii)	Consolidated will, and with respect to transactions effected through the CNG System money pool other Subsidiaries will,
legally acquire the interests in open account advances of the
Utility Subsidiaries (as defined in the Application), and such short-term debt will be valid and binding obligations of the respective issuers, in accordance with the proposed
transaction;

       	(d)	When an amendment changing the authorized shares of Consolidated's or a Subsidiary's capital stock as permitted by the Application is duly adopted by the stockholders of Consolidated or the Subsidiary, as the case may be, and Consolidated's or the Subsidiary's
Certificate of Incorporation has been duly filed and recorded in the respective state of incorporation, then the Certificate of Incorporation will have been legally and validly amended, and the



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            holders of Consolidated's or the Subsidiary's securities, as the case may be, will be entitled to the rights and privileges appertaining to thereto set forth in the Certificate of Incorporation as so amended;

        (e) The guarantees and other credit support arrangements entered into by Consolidated and the Non-utility Subsidiaries (as defined in the Application) with respect to obligations of their respective subsidiary companies will be valid and binding obligations of Consolidated or the Non-utility Subsidiary, as the case may be, in accordance with their terms;

		(f)	The consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by
Consolidated or by an associate company thereof.

	I hereby consent to the use of this opinion in connection with the Application-Declaration.

					Very truly yours,



					N. F. Chandler
					Attorney